UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 14, 2005

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 522-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Adoption of Performance Targets under Results-Based Incentive Program

On December 14, 2005, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Raytheon Company (the “Company”) adopted 2006 performance metrics with respect to the Results-Based Incentive Program (the “2006 RBI Program”). The performance metrics established for the 2006 RBI Program are free cash flow, return on invested capital, bookings, net revenue, and operating profit from continuing operations. The Committee has assigned an equal weighting to each metric. A Summary of the 2006 RBI Program is attached hereto as Exhibit 10.1.

Certain key employees, including the Company’s executive officers, are eligible to participate in the 2006 RBI Program. Each participating key employee has the opportunity to earn incentive cash compensation based upon a pre-established individual payout target expressed as a percentage of base salary determined by the level of responsibility of the participating key employee. The Committee establishes individual payout targets for each executive officer based upon an examination of compensation information compiled by an outside consultant from a peer group of public companies of a similar revenue size or that compete in the Company’s primary business areas.

Actual payouts under the 2006 RBI Program are based upon the attainment of the specific pre-established performance metrics and an assessment of individual performance. Individual awards for executive officers under the program reflect the executive’s contribution to the achievement of the pre-established performance metrics, the successful management of human resources, the furtherance of ethical business behavior and leadership competencies, the achievement of the executive’s individual pre-established performance goals, and the degree of challenge in the executive’s position. The Committee generally reviews and authorizes the payment of incentive compensation awards in January of each year. The 2006 RBI Program is discretionary and participation in the program is no guarantee of a payout. The Committee retains discretion with respect to all aspects of the 2006 RBI Program, including payout of awards.

Retirement of Executive Officer

Gregory S. Shelton, Vice President—Engineering and Technology

Also on December 14, 2005, the Committee approved severance benefits for Gregory S. Shelton, Vice President-Engineering and Technology, in connection with his termination from the Company effective as of January 1, 2006. The benefits include a severance payment of one times Mr. Shelton’s base salary and annual incentive bonus target and the continuation for one year of certain perquisites. These benefits will be provided pursuant to the Company’s Executive Severance Policy and Executive Perquisites Policy, a summary of which was filed as an exhibit to the Company’s Annual Report on Form 10- K for the year ended December 31, 2004. The approved benefits also include the acceleration of lapsing of restrictions on 6,000 shares of restricted stock as well as continued participation in the Company’s 2004-2006 Long-Term Performance Plan (“2004 LTPP”) through the completion of the performance period. More information regarding the 2004 LTPP may be found in the Company’s Form of Performance Share Award Agreement filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 26, 2004. The foregoing description of Mr. Shelton’s severance benefits is qualified in its entirety by his Transition Agreement filed herewith as Exhibit 10.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit 10.1    Summary of 2006 Results-Based Incentive Program

Exhibit 10.2    Transition Agreement between Gregory S. Shelton and Raytheon Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2005

RAYTHEON COMPANY

By:	/S/ JAY B. STEPHENS
Jay B. Stephens Senior Vice President and General Counsel

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